                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Tyto Acquisition Corporation
Issuer & Ticker Symbol: Prevail Therapeutics Inc. (PRVL)
Date of Earliest Transaction Required to be Reported: January 22, 2021

TYTO ACQUISITION CORPORATION

By:

/s/ Kenneth L. Custer
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Name:  Kenneth L. Custer
Title: President
Date:  January 22, 2021

ELI LILLY AND COMPANY

By:

/s/ Joshua L. Smiley
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Name:  Joshua L. Smiley
Title: Senior Vice President and Chief Financial Officer
Date:  January 22, 2021